UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 26, 2006
(Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois	60611

(Address of principal executive Offices)	(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

Item 1.01:	Entry into a Material Definitive Agreement

As of October 20, 2006, the Company signed a Change-in-Control Severance Agreement (the “Severance Agreement”) with Mr. William D. Perez, the Company’s newly elected President and Chief Executive Officer.  The Severance Agreement is in the same form in all material respects as the Form of Severance Agreement filed as Exhibit 10(h) to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2001, which Form of Severance Agreement is hereby incorporated herein by reference.

Item 2.02:	Results of Operations and Financial Condition.

On October 23, 2006, the Company issued a Press Release announcing the Company’s results of operations and financial condition for the third quarter ended September 30, 2006 and the Board’s declaration of a regular dividend of $0.256 payable on February 1, 2007 to stockholders of record of each class of stock outstanding as of the close of business on January 12, 2007. The Press Release is attached to this report as Exhibit 99.1.

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2006, at a regularly scheduled meeting, the Board of Directors elected Mr. William D. Perez as President and Chief Executive Officer.  In addition, Mr. Perez was named a Director in order to fill the vacancy resulting from the Board’s decision, at the same meeting, to increase its membership from 9 to 10 as provided in ARTICLE TWELFTH of the Company’s Restated Certificate of Incorporation.

Prior to joining the Company, Mr. Perez, 59, spent 34 years with S.C. Johnson & Son, Inc., including eight years as President and Chief Executive Officer. In 2004, Mr. Perez joined Nike, Inc., where he served as President and Chief Executive Officer until earlier this year.

Also on the same date, Mr. William Wrigley Jr., who had been serving as Chairman, President and Chief Executive Officer, was elected to the new full-time role of Executive Chairman of the Company, while also continuing his responsibilities as Chairman of the Board.

Details of Messrs. Perez’s and Wrigley Jr.’s elections can be found in the Company’s press release issued on October 23, 2006 in that regard, which is attached hereto and incorporated herein as Exhibit 99.2.

No employment agreement was executed between the Company and Mr. Perez.  Mr. Perez will participate in the Company’s 1997 Management Incentive Plan, as amended and the 2007 Management Incentive Plan. The 1997 plan, as amended, was filed with the SEC as Exhibit 10(d) to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2004 and the 2007 plan was filed as Exhibit 10(t) to the Company’s Form 10-Q filed for the first fiscal quarter ended March 30, 2006.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2006, at a regularly scheduled meeting, the Board approved certain amendments to the Company’s Restated Bylaws, by adding the following as a new Section 5.6 to provide for the new position of “Executive Chairman”:

“Section 5.6. Executive Chairman. The executive chairman of the corporation shall have the authority to advise the Chief Executive Officer and the Board on issues related to strategy, innovation, and culture, as well as act in concert with the Chief Executive Officer as a spokesperson of the corporation”.

Section 5.12 was also amended to reflect the creation of the new position by inserting the phrase “and/or the executive chairman” immediately following the words “chairman of the board”. The amendments were effective as of October 20, 2006.

A copy of the Amended and Restated Bylaws reflecting such changes can be found on the Company’s website at www.wrigley.com.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits

		99.1	Wm. Wrigley Jr. Company Press Release dated October 23, 2006, announcing the Company’s results of operations and financial condition and declaration of regular dividend.

		99.2	Wm. Wrigley Jr. Company Press Release dated October 23, 2006, announcing the election of Mr. William D. Perez as President, Chief Executive Officer and member of the Board of Directors, and Mr. William Wrigley, Jr. as Executive Chairman of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany

	Name:	Howard Malovany
	Title:	Vice President, Secretary and General Counsel

Date: October 26, 2006

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Wm. Wrigley Jr. Company Press Release dated October 23, 2006, announcing the Company’s results of operations and financial condition and declaration of regular dividend.

99.2

Wm. Wrigley Jr. Company Press Release dated October 23, 2006, announcing the election of Mr. William D. Perez as President, Chief Executive Officer and member of the Board of Directors, and Mr. William Wrigley, Jr. as Executive Chairman of the Company.

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